CERTIFICATE OF DESIGNATION
                                       of
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       for
                       MEDINA INTERNATIONAL HOLDINGS, INC.

         MEDINA INTERNATIONAL HOLDINGS, INC. a Colorado corporation (the "Company"), pursuant to the provisions of Section 7-106-102 of the Colorado Corporations Act, does hereby make this Certificate of Designation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Company by the Articles of Incorporation of the Company, the Board of Directors, without any shareholder action, which action was not required to be taken, duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

         RESOLVED, that, pursuant to Article Third, Section B of the Articles of Incorporation of the Company, the Board of Directors hereby authorizes the issuance of, and fixes the designation and preferences and relative, participating, optional, and other special rights, and qualifications, limitations and restrictions, of a series of Preferred Stock consisting of Fifty
(50) shares, with 0.001 par value, to be designated "Series A Convertible Preferred Stock" (the "Series A Stock").

         RESOLVED, that each share of the Series A Stock shall rank equally in all aspects and shall be subject to the following terms and provisions:

         1. Preference on Liquidation. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, Series A Stock shall have preferential rights To Common Stock whereby Series A Stock shall get a one hundred and fifty percent (150%) return on its capital, after which time Series A Stock shall participate, on a pro rata basis, based on the number of shares of the Company's common stock (the "Common Stock") into which the Series A Stock are convertible at the time of the liquidation, distribution of assets, dissolution or winding-up.

2.       Voting Rights.
         -------------


                  (a) General Rights. Except as otherwise provided herein or as required by law, the Series A Stock shall be voted equally with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: the holder of the shares of Series A Stock shall be entitled to such number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder's shares of Series A Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent,.


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                  (b) Actions Requiring Separate Votes of Series A Stock. For so
long as shares of Series A Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A Stock shall be necessary for effecting or validating the following actions:

                    (i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or Bylaws of the Corporation or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Stock; or

                    (ii) Any  increase  in the  authorized  number  of shares of
               Series A Stock.

3. Conversion. The holders of the Series A Stock shall have the following rights with respect to the conversion of the Series A Stock into shares of Common Stock (the "Conversion Rights"):

              (a) Conversion. Subject to and in compliance with the provisions of this Section 3, any shares of Series A Stock may, at any time, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock (a "Conversion"). Each 1 shares of Series A stock may be converted into one percent (1%) of the Company's common stock outstanding at the time of conversion, if the holder elects to convert.

     (b) Mechanics of the Conversion. Upon a Conversion, the holder of Series A Stock shall surrender the applicable certificate or certificates therefore, duly endorsed, at the office of the Company or any transfer agent for the Series A Stock, and shall give written notice to the Company, of the Conversion and the number of shares of Series A Stock being converted. Thereupon, the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. A Conversion shall be deemed to have been made at the close of the first business day after the date both notice has been given and the applicable share certificate or certificates have been delivered to the Company, provided, however, if the foregoing occurs on a business day, before the close of business, the Conversion shall be deemed to have occurred at the close of business on that day (the "Conversion Date"). The person entitled to receive the shares of Common Stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

        (c)Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Common Stock issuable upon the conversion of the Series A Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Section 2), in any such event each holder of Series A Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.



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        (d) Reorganizations, Mergers, Consolidations or Sales of Assets. If at
any time or from time to time after the date of issuance of the Series A Stock, there is a capital reorganization of the Common Stock (other than a transaction provided for elsewhere in this Section 2), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Stock shall thereafter be entitled to receive upon conversion of the Series A Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

        (e) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any sale of the Company, capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Stock at least twenty (20) days prior to the record date specified therein a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such sale of the Company, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such sale of the Company, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

        (f) Fractional Shares. Any fractional share of Common Stock resulting from the conversion of the Series A Stock shall be rounded up to the nearest whole share.

        (g) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        (h) Notices. Any notice required by the provisions of this Section 2 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.


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        (i) No Impairment. The Company will not, by amendment of its Articles of
Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holder of the Series A Stock against impairment.

         5.       Redemption.

                (a) At any time, the Company may, in its sole discretion, redeem some or all of the outstanding shares of Series A Stock at a "Redemption Price" equal to the greater of (i) $12,000 per share or (ii) the market value of the common stock into which the Series A Stock is convertible, as of the Redemption Date.

              (b) To redeem Series A Stock, the Company, at least Fifteen (15) days prior to the date on which it desires to redeem such stock (the "Redemption Date"), shall send the applicable holder of Series A Stock a notice of the redemption, provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares of Series A Stock. Such notice shall state: (i) the Redemption Date; (ii) the Redemption Price; and (iii) the number of shares of Series A Stock to be redeemed.

                  (c) Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (d) All shares of Series A Stock redeemed pursuant to this
Section 5 shall be restored to the status of authorized and unissued shares of Series A Stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series A Stock.



                                                  [Signatures on following page]


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         This Certificate of Designation has been executed and adopted on behalf of the Company as of May 18, 2005.

                                             Medina International Holdings, Inc



                                              By: /s/ Daniel Medina
                                                      -----------------
                                                        Daniel Medina,
                                                        Director & President